EXHIBIT 2.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED COLLABORATION AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is entered into as of March 12, 2026 (the “Amendment Effective Date”) by and between Senseonics, Incorporated, a Delaware corporation (“Senseonics”) and Ascensia Diabetes Care Holdings AG (“Ascensia”).

RECITALS

WHEREAS, Senseonics and Ascensia have entered into that certain Amended and Restated Collaboration and Commercialization Agreement, dated December 31, 2025 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follow:

AGREEMENT

1.Definitions. Capitalized terms used herein and not defined in this Amendment shall have the meaning assigned to them in the Agreement.
2.Amendment.
2.1Section 1.16 of the Agreement is deleted in its entirety and restated as follows:

“Tender Agreement” means any agreement with respect to Italy, Spain and/or Sweden, between Ascensia and any local or regional governmental entity or governmental body for the Supply of Products in the Field to a pre-defined user group.

2.2Section 2.7 (f) of the Agreement is deleted in its entirety and restated as follows:

Promotional Materials. Senseonics will be responsible for reviewing and approving key advertising, sales information, literature, and other promotional materials pertaining Products (“Promotional Material”) prior to use or dissemination by Ascensia in the Territories. Senseonics is fully responsible for ensuring all new materials are compliant according to relevant legal, medical, and regulatory standards. Notwithstanding the foregoing, any Promotional Materials that are in use by Ascensia in the Territory as of the Amended Effective Date and have been previously approved by Senseonics (if and to the extent such approval was required under the Prior Agreement) may continue to be used by Ascensia without further review or approval by Senseonics, so long as they remain accurate, compliant with applicable law and consistent with this Agreement.

2.3Section Sections 4.3 and 4.4 of the Agreement are deleted in its entirety and restated as follows:

4.3 Taxes. Unless otherwise provided on the Purchase Order, in addition to the amounts stated above, Senseonics shall pay costs for all sales, use, value-added or excise taxes, assessments or other charges, including customs duties and similar fees attributable to the sale of the Product. In the event Ascensia pays any such fees, taxes, or charges, Ascensia shall promptly invoice

Senseonics for the same pursuant to the Transition Services Agreement, except that duties import are to be included in the COGS per section 4.4 and settled through the corresponding true-up.

4.4 Transition True-up. For the period from [***], or [***], the Parties shall conduct a monthly true-up to account for [***]. For such true-up, the amounts owed to Senseonics under the 100% revenue share shall be reduced to the extent of [***], to the extent that (i) such amounts are actually incurred and paid out in the period and (ii) such amounts are not otherwise attributable to or accounted for under the Transition Services Agreement, including without limitation under Schedule A cost sharing, Schedule B, payments for operating expenses, or otherwise.

3.Miscellaneous
3.1Precedence. In the event of any conflict between the express terms of this Amendment and those of the Agreement, those of this Amendment shall govern. All terms of the Agreement, as amended hereby, shall remain in full force and effect, and are hereby confirmed and ratified in all respects.
3.2Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties confirm and acknowledge the terms of this Agreement. The parties represent and warrant that the persons executing this Amendment have all necessary authority to enter into, and bind the relevant entity, to this Amendment.

Senseonics: Senseonics, Incorporated Signature: /s/ Timothy T. Goodnow, Ph.D. Name: Timothy T. Goodnow, Ph.D. Title: President and CEO Date: March 12, 2026	Ascensia: Ascensia Diabetes Care Holdings AG Signature: Name: Title: Date: Signature: Name: Title: Date:

IN WITNESS WHEREOF, the parties confirm and acknowledge the terms of this Agreement. The parties represent and warrant that the persons executing this Amendment have all necessary authority to enter into, and bind the relevant entity, to this Amendment.

/s/ Koichiro Sato Koichiro Sato Chief Executive Officer 3/11/2026 /s/ Marieke Jansen Marieke Jansen General Counsel 3/11/2026
Senseonics: Senseonics, Incorporated Signature: Name: Title: Date:

Ascensia:

Ascensia Diabetes Care Holdings AG

Signature: /s/ Koichiro Sato

Name: Koichiro Sato

Title: Chief Executive Officer

Date: 3/11/2026

Signature: /s/ Marieke Jansen

Name: Marieke Jansen

Title: General Counsel

Date: 3/11/2026